SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 28, 2006

SECURED FINANCIAL NETWORK, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-49612	86-0955239
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

101 NE Third Ave., Suite 1500
Ft. Lauderdale, FL 33301
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(954) 332-3793
(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On July 28, 2006 the Board of Directors of Secured Financial Network, Inc voted unanimously to appoint Michael Fasci as Chief Financial Officer of the Company. The position was to take effect immediately. Mr. Fasci is also a member of the Board of Directors.

Michael E. Fasci Sr. EA, 48, is the founder, president, and CEO of Process Engineering Services, Inc., which has its principal executive offices located in Middleboro, MA. Process Engineering Services, Inc. designs and manufactures pollution recovery equipment primarily for the manufacturing industry with clients worldwide. Since founding the company in 1987, Mr. Fasci has grown the company in each successive year to where it is today.

In 1997, Mr. Fasci qualified for, and currently maintains Enrolled Agent status with the Internal Revenue Service. He also has developed a financial consulting and tax practice that serves primarily corporate clients. Mr. Fasci also currently owns and manages a number of other small businesses.

Mr. Fasci has previously served on the Board of Directors of other publicly traded companies. He has successfully served in capacities including Chairman, President, CFO, and Audit Committee Chairman.

SIGNATURES

/s/Jeffrey Schultz
Jeffrey Schultz
Principal Executive Officer